Exhibit 10(c)(1)


                                                                 January 3, 2001


Mr. R. Dave Garwood
RD Garwood Inc.
8400 Jett Ferry Road
Atlanta, GA  30350-4709

Dear Mr. Garwood:

This will constitute and confirm our agreement, that R. Dave Garwood will act as a sales and operations planning consultant (hereinafter "Consultant") for TII Industries, Inc. (hereinafter referred to as "TII").

1. Consultant is retained by TII to implement a Sales and Operations Planning system. Services shall include, but are not limited to, those discussed in Consultant's presentation of November 9, 2000.

2. For the services to be rendered by Consultant hereunder, TII will extend to you a ten year stock option for 50,000 shares of Common Stock of the Company in accordance with the Company's 1998 Stock Option Plan ("Plan"). This option shall be exercisable based upon the successful implementation for the Company of a Sales and Operations Planning program. This program will be implemented in four (4) phases as described in Exhibit A attached hereto. Upon the successful implementation of the first phase, the option will become exercisable as to 12,500 shares of Common Stock, and as to an additional 12,500 shares of Common Stock on the successful implementation of each of the following three (3) phases of the SOP program. Determination of successful implementation of each phase shall be mutually agreed upon by Consultant and TII's Chief Executive and Chief Operating Officers. The initial schedule follows:

--------------------------------------------------------------------------------
                Anticipated                                Anticipated
Phase           Completion Date            Phase           Completion Date
--------------------------------------------------------------------------------
Phase 1         January 2001               Phase 3         December 2001
--------------------------------------------------------------------------------
Phase 2         April 2001                 Phase 4         Through December 01
--------------------------------------------------------------------------------

The option will be exercisable at the market price of such shares on the day of grant. The options will be subject to all of the terms and conditions of the Plan and Consultant hereby agrees to all such terms and conditions.

                                                                       Continued

Mr. R. Dave Garwood                                             January 3, 2001
RD Garwood Inc.                                                 Page 2 of 3


3. All expenses associated with services rendered by the Consultant hereunder will be pre-approved by TII. Consultant will render invoices for all such expenses necessarily incurred by the consultant in the performance of said services monthly. Vouchers for expenses are to be accompanied by stubs, airplane tickets, and accounts in reasonable detail. TII agrees to reimburse all such costs promptly upon receipt of invoice covering same.

4. Consultant does hereby sell, assign, transfer and set over to TII all of Consultant's right, title and interest in and to any result and inventions conceived or developed hereunder.

5. The Consultant shall for all purposes hereunder be deemed an independent contractor and not an employee of TII. Consultant is responsible for the payment of all applicable taxes.

6. There are no other agreements or understandings, oral or written, between the Consultant and TII regarding the subject matter of this Agreement or any part thereof, with the exception of the Non-Disclosure Agreement dated December 4, 2000, attached hereto as Attachment A, and this Agreement may only be changed in writing signed by both the parties hereto.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8. The term of this Agreement shall commence January 1, 2001 and terminate December 31, 2001. This Agreement may be extended, in writing, for an additional period, and/or for additional services, if both parties agree it is mutually beneficial to do so.

9. This Agreement can be canceled by either party at any time, for any reason with 30 days' written notice. Should Consultant cancel this agreement hereunder, the stock option granted under paragraph 2 shall be reduced to the number of shares represented by completed phases on the date of termination.

10. If TII cancels this Agreement pursuant to paragraph 9 above, or if TII should undergo a change in control whereby a person or group acquires ownership of TII stock that, together with stock held by such person or group, possesses more than 50 percent of the total value or voting power of the stock, then the total number of shares granted to the Consultant pursuant to paragraph 2 hereof shall immediately become exercisable.


                                                                       Continued

Mr. R. Dave Garwood                                             January 3, 2001
RD Garwood Inc.                                                 Page 3 of 3


         This Agreement supersedes all previous agreements made between the Consultant and TII.

         If the foregoing is in accordance with your understanding of the Agreement between us, will you kindly signify same by signing this Agreement in the space hereinbelow provided.

                                                   Very truly yours,

                                                   TII INDUSTRIES, INC.


                                               /s/ George S. Katsarakes
                                                   George S. Katsarakes
                                                   Executive Vice President, COO

Agreed and Accepted
R.Dave Garwood, RD Garwood Inc.


------------------------------

Fed. Tax ID# _______________





Attachments:      Attachment A
                  Exhibit A

                                   EXHIBIT A

                     SALES AND OPERATIONS PLANNING PROGRAM
                             IMPLEMENTATION PHASES

--------------------------------------------------------------------------------
                                                  Estimated        Estimated
Phase           Description and Deliverables      Consulting       Completion
                                                     Days            Date
--------------------------------------------------------------------------------
  1             Education and Establishment of         4             01/01
                Initial Project Plan:
                o   This phase will include:
                o   Training of all necessary
                    personnel for both our New York
                    and Puerto Rico facilities
                o   Identification of required data,
                    formats and tools Assignments
                    of responsibility and authority
                o   Due dates
--------------------------------------------------------------------------------
 2              Implementation of Process:             10             4/01
                This phase will include:
                o   Review of all data identified in
                    Phase 1 above
                o   First formal SOP meeting
--------------------------------------------------------------------------------
 3              Process Launch:                        8              12/01
                This phase will include:
                o   Debugging
                o   Review of data integrity of compilation
--------------------------------------------------------------------------------
 4              Improvement of Measurables:
                Initial discussions anticipate inventory turns and customer service levels. These
                Measurables will be defined and mutually agreed to at the close of Phase 1.